Exhibit 99.1

RES-CARE, INC.

9901 LINN STATION ROAD

LOUISVILLE, KENTUCKY 40223

(502) 394-2100

November 20, 2008

Vincent F. Doran

6838 Melrose Drive

McLean, Virginia 22101

Re:                             Amendment of Employment Agreement and Retirement

Dear Vince:

This letter agreement is being executed by Res-Care, Inc. (the “Company”) and you (“Employee”) to provide for the parties’ agreements regarding your upcoming retirement from employment with the Company, the amendment of certain provisions in that certain Employment Agreement effective as of January 1, 2008, and executed by the parties on April 11, 2008, between the Company and Employee (the “Employment Agreement”) and the possible execution of an agreement between the parties for the provision of certain consulting services by Employee.  The parties hereby agree as follows:

1.             The parties acknowledge and agree that the Employee shall retire from service as an employee of the Company effective as of January 7, 2009 (the “Retirement Date”).  Except as set forth in this letter agreement, all of the terms and provisions of the Employment Agreement shall remain in full force and effect through the Retirement Date.  As noted below, the provisions of Sections 2(c), 3(b), 3(c)(iii), 3(c)(iv), 6, 7, 9 and 10 of the Employment Agreement (as such provisions may be amended by this letter agreement) shall survive the Retirement Date.  Except with respect to the provisions described in the preceding sentence, the Employment Agreement shall terminate as of the Retirement Date.

2.             Effective on the Retirement Date, Employee will resign as an officer and director of all of the Res-Care Companies (as defined in the Employment Agreement) and will execute a resignation letter to such effect in the form attached hereto as Exhibit A.

3.             Effective upon execution of this letter agreement, the duties and responsibilities of Employee as provided in Section 2(a) of the Employment Agreement shall change as provided in this paragraph 3.  The content, timing and format of all retirement announcements and any other

Company communication regarding Employee shall be mutually agreed upon by Employee and the Company.  The President and Employee have met with the ResCare Leadership Team and all six (6) of Employee’s direct subordinates to advise them of Employee’s impending retirement and the assumption by the President of Employee’s responsibility for management and oversight of the Employment and Training Services Group and all of the operations of the Company and its subsidiaries within the Employment and Training Services Group and the transition of such responsibility to the President.  From the date hereof through the Retirement Date, the primary focus of Employee’s responsibilities and duties shall be the smooth and effective transition of leadership of the Employment and Training Services Group from Employee to the President, the award to the Company by the United States Department of Labor of new contracts to manage the Treasure Island Job Corps Center in San Francisco, California and the Pittsburgh Job Corps Center in Pittsburgh, Pennsylvania, and achievement of all of the targets in the budget applicable to the operations of all of the Company’s subsidiaries’ operations in Europe (commonly referred to as Maatwerk and BisCom) for the calendar year 2008.

                4.             Employee is eligible for and may earn an Incentive Bonus under the Incentive Plan for the calendar year 2008 as provided in Section 3(b) of the Employment Agreement depending upon the satisfaction of the performance, financial and quality targets applicable to Employee and the Company for such period.  The Company and Employee agree that for purposes of calculating any Incentive Bonus payable to Employee for the calendar year 2008, the “Department Performance Percentage” shall be amended to be the sum of the following percentages, to the extent the respective milestone is achieved:

(a)           if prior to June 30, 2009, the Company is awarded a new contract by the United States Department of Labor to manage the Treasure Island Job Corps Center in San Francisco, California – fifteen percent (15%);

(b)           if prior to June 30, 2009, the Company is awarded a new contract by the United States Department of Labor to manage the Pittsburgh Job Corps Center in Pittsburgh, Pennsylvania – fifteen percent (15%); and

(c)           if the operations of all of the Company’s subsidiaries in Europe (commonly referred to as Maatwerk and BisCom) during the calendar year 2008 achieve all of the targets in the budget applicable to such operations for the calendar year 2008 previously approved by the Company’s Board of Directors (excluding any budgeted acquisition assumptions) – twenty percent (20%).

By way of example, if prior to June 30, 2009, the Company is awarded a new contract by the United States Department of Labor to manage the Treasure Island Job Corps Center in San Francisco, California, the Company is not awarded the contract for the Pittsburgh Job Corps Center prior to June 30, 2009 and the budget targets for the calendar year 2008 are achieved with respect to Maatwerk and BisCom, the Department Performance Percentage will be thirty-five percent (35%).

Any annual incentive earned by the Employee under the Incentive Plan for the calendar year 2008 shall be paid by the Company in cash to the Employee not later than August 15, 2009.  Except as provided in subparagraphs (a) and (b) above, the provisions of Section 3(b) of the Employment Agreement shall not be applicable to any period after December 31, 2008.

5.             For purposes of this letter agreement, “Prior Agreement” refers to that certain Employment Agreement, effective January 1, 2005, entered into by and between the Company and Employee.  The Company and Employee agree that except for the Restricted Shares previously granted in accordance with the terms of the Prior Agreement (including those described in the letter agreement dated April 7, 2008 amending the Prior Agreement) and the Fixed Restricted Shares as described in Section 3(c)(ii) of the Employment Agreement (which were granted July 15, 2008), and the potential grant of Restricted Shares (which will be vested in full upon such grant) in accordance with Section 3(c)(iii) of the Employment Agreement on the date the Company files its Annual Report on Form 10-K with the Securities and Exchange Commission for the calendar year 2008 which are contingent upon satisfaction of the Annual Performance Award Test for the calendar year 2008, no further grant of Restricted Shares shall be made by the Company to Employee after the Retirement Date under Section 3(c)(iii) of the Employment Agreement or otherwise.  The Company also agrees that any Company shares granted to Employee after the date hereof shall be issued pursuant to an effective registration statement filed with the Securities and Exchange Commission.  The Compensation Committee of the Company’s Board of Directors has approved an amendment to all Award Agreements applicable to Restricted Shares previously granted to Employee in accordance with the terms of the Prior Agreement and the Fixed Restricted Shares as described in Section 3(c)(ii) of the Employment Agreement to: (a) vest the Fixed Restricted Shares on the earlier of (i) the date of Employee’s termination of employment due to his death, Permanent disability or the Company terminating Employee’s employment without Cause (any such date of termination is the “Early Retirement Date”) or (ii) the Retirement Date, and (b) modify the requirement of Employee’s continued employment with the Company as applicable to the Annual Performance Restricted Shares which are eligible to vest after the Retirement Date by requiring Employee’s continued employment only through the earlier of (i) the Early Retirement Date or (ii) the Retirement Date, (rather than the respective dates set forth in each grant), but also requiring that upon any breach of Employee’s covenants in Section 7 of the Employment Agreement all of such Annual Performance Restricted Shares that have not previously vested shall lapse and be void.  All of the Annual Performance Restricted Shares which are eligible to vest after the Retirement Date shall hereinafter be referred to as the “Eligible Performance Restricted Shares.”  A listing of the Fixed Restricted Shares that will so vest on the Early Retirement Date or Retirement Date (as applicable) is attached as Exhibit B.  A listing of the Eligible Performance Restricted Shares that are eligible to vest after the Retirement Date is attached as Exhibit C.  Employee acknowledges that the Eligible Performance Restricted Shares will only vest on their respective scheduled vesting dates to the extent that the Trailing EBITDA Test (as defined in the Prior Agreement) applicable to such shares is satisfied.  For purposes of clarification, the parties also agree that Section 3(c)(iv) of the Employment Agreement, providing for early vesting of Restricted Shares upon the Employee’s death, permanent disability or a Change of Control applicable to the Company, shall continue to be applicable to the Eligible

Performance Restricted Shares and Fixed Restricted Shares.

6.             The increase in Employee’s Base Salary that may otherwise be effective January 1, 2009 shall not be effective and is waived by Employee.  As a retirement benefit and subject to Employee’s compliance with his covenants in Section 7 of the Employment Agreement, Employee shall continue to receive installments of his Base Salary (without regard to any increase that may have been effective January 1, 2009) for the twelve (12) month period following the Retirement Date as and when such amounts would customarily be paid in accordance with the Company’s payroll practices (except that the final amount payable shall be paid not later than December 31, 2009).  Employee agrees that except for any amounts payable under this paragraph, any Incentive Bonus earned for the calendar year 2008 or Employee’s accrued and unpaid salary as of January 7, 2009 or Employee’s accrued and unused vacation or paid time off as of January 7, 2009, Employee shall not be entitled to any cash severance or other cash payment of any nature in connection with his retirement from employment with the Company.  The amount of Employee’s (i) accrued and unpaid salary as of January 7, 2009, (ii) accrued and unused vacation or paid time off as of January 7, 2009 and (iii) any unreimbursed expenses shall all be paid to Employee in cash not later than January 31, 2009.  All benefits or other amounts payable to Employee as provided in this letter agreement shall be subject to applicable withholding.  Employee agrees that he will timely pay all applicable taxes payable (whether payable with his original return or pursuant to subsequent assessment) with regard to any amounts or benefit payable under this letter agreement.

7.             Should Employee elect to exercise his option to continue his health care benefits currently provided by the Company following the termination of his employment, the continuation of such health care benefits, including the payment of premiums for such health care benefits after the Retirement Date, shall be at Employee’s sole expense.  The COBRA election, as regulated by ERISA, would be available to Employee as of January 7, 2009, Employee’s last date of official employment.  During 2009, the Company shall pay that portion of the reasonable and customary costs of an annual executive physical at the Mayo Clinic or other mutually agreeable medical facility certified by the American Medical Association which is not paid by the Employee’s health insurance coverage (whether provided by the Company or Employee’s spouse’s employer).  Except as provided in this paragraph, no other health care benefits shall be provided by the Company to Employee after the Retirement Date.

8.             The Company acknowledges that provided Employee makes elective deferrals under the Res-Care, Inc. Retirement Savings Plan (“Plan”) for the calendar year 2008 and the Company’s Retirement Committee votes to make a matching contribution for the calendar year 2008 to the Plan for “highly compensated employees” of the Company, a matching contribution will be made for the benefit of the Employee as a “highly compensated employee” under the Plan in accordance with the terms of the Plan.

9.             Not later than January 31, 2009, Employee shall execute and deliver to the President and/or any officer designated by the President, a certificate of Employee’s level of compliance and

Employee’s knowledge of the level of compliance by the Company and its subsidiaries with applicable laws, regulations and Company policies as provided in Section 2(c) of the Employment Agreement.

10.           Except as the retention of the same by Employee is necessary for the performance of his services under the consulting agreement (if executed) as described in paragraph 11 below, not later than January 31, 2009, Employee shall comply with his obligations in Section 6 of the Employment Agreement.

11.           During the period through November 30, 2008, the Employee and President shall negotiate in good faith with regard to the execution of a consulting agreement providing for the provision of certain agreed upon consulting services by Employee to the Company and its subsidiaries for a mutually acceptable period, in consideration for a monthly payment plus reimbursement of limited expenses.  Employee’s duties under such consulting agreement would be to bring interested contacts to the Company’s management to assist in the continued development of its international operations. If the Company and Employee are not able to execute a written agreement by November 30, 2008 regarding such consulting services, the Company will in 2009 contract with an employment outplacement and executive career services firm acceptable to Employee and pay the reasonable fees of the same (subject to a maximum of $15,000) to assist Employee in locating employment or an engagement of consulting services after the Retirement Date.  The Company shall not have any obligation to pay any placement fees that are customarily paid by a new employer.

12.           Employee hereby agrees that his covenants in Section 7 of the Employment Agreement shall survive the expiration of the Employment Agreement and the execution of this letter agreement in accordance with the terms and provisions of such Section 7.  The “Date of Termination” for purposes of such Section 7 shall be the Retirement Date.  Notwithstanding the forgoing, the provision of any consulting services to the Company and its subsidiaries in accordance with any consulting agreement executed as provided in paragraph 11 hereof shall not violate any of the covenants in such Section 7 and all Confidential Information provided to or otherwise in the possession of Employee relating to such services shall be subject to his confidentiality obligations in such Section 7.

13.           As additional consideration for the covenants and agreements of Employee herein, the Company, for itself and all of the other Res-Care Companies, and for their successors, affiliates, employees, officers, directors and assigns, hereby fully and completely release, acquit and forever discharge Employee, Employee’s heirs, successors, assigns, and legal representatives (collectively, the “Employee Indemnitees”), from all claims, liabilities, demands and causes of action which they may have or claim to have against the Employee Indemnitees, known or unknown; however, this release does not waive any claims based upon fraud, gross misrepresentation or illegal conduct and does not waive any rights or claims which may arise after the date that this letter agreement is signed by the parties and does not release Employee’s obligations under this letter agreement, the

Employee’s continuing obligations under the Employment Agreement (as amended herein) or affect the Company’s rights hereunder.

14.           As additional consideration for the covenants and agreements of the Company herein, Employee, for himself and his heirs, successors, assigns, and legal representatives, hereby fully and completely releases, acquits and forever discharges the Company and all of the other Res-Care Companies, as well as the employees, officers and directors of any of them (collectively, the “Company Parties”) from all claims, liabilities, demands and causes of action which Employee may have or claim to have against the Company Parties.  This includes but is not limited to a release of any rights or claims that Employee may have under the Age Discrimination in Employment Act, which prohibits age discrimination in employment; Title VII of the Civil Rights Act of 1964, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Equal Pay Act, which prohibits paying males and females unequal pay for equal work; the Americans with Disabilities  Act, and any other federal, state or local laws or regulations.  This also includes a release by Employee of any contract, tort or wrongful discharge claims.  This release covers claims that are both known and unknown.  This release does not waive any rights or claims which might arise after the date that this letter agreement is signed by the Employee and does not release the obligations of the Company under this letter agreement, the continued obligations of the Company under the Employment Agreement (as amended herein) through the Retirement Date or affect Employee’s rights hereunder.  This letter agreement also does not waive any rights or claims, if any, that Employee may have to 401k plan or pension benefits under the Company’s retirement plans.  Additionally, this letter agreement does not waive any rights or claims to (i) indemnification by the Company or (ii) continued coverage as a beneficiary under a directors and officers liability insurance policy which shall remain in effect for Employee through the sixth anniversary of the Retirement Date.  This letter agreement does not waive the right to file a charge with or participate in any investigation conducted by the Equal Employment Opportunity Commission (the “EEOC”) but Employee agrees that he does waive his right, if any, to any monetary recovery if the EEOC pursues any claim on his behalf.

15.           Except for any matters excluded from the release of Employee by the Company as provided in paragraph 13 hereof or matters excluded from the release of the Company by Employee as provided in paragraph 14 hereof, the Company and Employee each (a) agree never to make any claim or institute any suit, complaint, proceeding, grievance or action of any sort in any court, administrative agency or tribunal arising from Employee’s employment with the Company or any other occurrence prior to their execution of this letter agreement, and (b) hereby waive any right to recover any relief as a result of any claims or proceedings made on their behalf.  The Company (and its officers and directors) will not disparage or comment negatively about Employee or any of Employee’s family members.  In addition, if the Company receives any third party inquiries regarding prospective employment for Employee, the Company will promptly direct such inquiries to its Human Resources Department who shall provide only the following response: (i) Employee’s start date with the Company (i.e., October 4, 1997), (ii) that Employee retired from the Company on January 7, 2009, (iii) Employee’s last job title (i.e., President - Employment and Training Services

Group), and (iv) Employee’s last annual base salary (i.e., $325,000).  Additionally, the Company agrees that its President shall provide Employee with a positive letter of reference in January 2009.

16.           Not later than fifteen (15) days after the Retirement Date, Employee and the Company shall execute a mutual release containing the provisions of paragraphs 13 and 14 hereof and the first sentence of paragraph 15 hereof applicable to the period from the date of execution of this letter agreement through the date of such mutual release.

17.           Employee acknowledges that he has been given a period of at least twenty-one (21) days to review and consider this letter agreement before signing it.  Employee further acknowledges that he had the opportunity to use as much of the twenty-one (21) day period as he wished prior to signing.

18.           Employee acknowledges that he has been advised by the Company that this letter agreement is a binding legal document.  Employee acknowledges that the Company advised him to consult with an attorney, which he has done, before signing this letter agreement.

19.           Employee understands that he may revoke this letter agreement within seven (7) days after he signed it (the “Revocation Period”) and that this letter agreement is not effective until this Revocation Period has passed.  To revoke this letter agreement, Employee must deliver a written notice of revocation to Ralph G. Gronefeld, Jr., President and Chief Executive Officer, Res-Care, Inc. at 9901 Linn Station Road, Louisville, Kentucky 40223, by no later than the close of business on the seventh day after he signed this letter agreement.  Employee understands that if he revokes this letter agreement, it shall not be effective or enforceable.

20.           Notwithstanding anything herein to the contrary, if the Employee is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code of 1986 as amended (the “Code”) (or any successor thereto) on the date of his “Separation from Service” (as defined by the final regulations promulgated under Code Section 409A and any other subsequent guidance issued by the Internal Revenue Service) and if any payment or benefit that would be paid to Employee on account of his “Separation from Service” would cause the imposition of taxes under Code Section 409A if paid during the six months immediately following the date of Separation from Service, then such payments or benefits shall instead be provided to Employee in one lump sum amount on the first business day of the seventh month following Employee’s Separation from Service.  The Employment Agreement is hereby amended to incorporate the provisions of the preceding sentence with respect to all payments thereunder and the definition of “Separation from Service”.  The Company will determine when Employee’s Separation from Service occurs based on all relevant facts and circumstances, in accordance with Treasury Regulation Section 1.409A-1(h).

21.           The parties agree that this letter agreement, any stock award agreements between Employee and the Company, and the surviving provisions of the Employment Agreement set forth the entire agreement between Employee and the Company.  Employee acknowledges that the

Company has not made any promises to him other than in this letter agreement, and that no amendment may be made to this letter agreement unless in writing and signed by Employee and the Company.  Employee acknowledges that he has not been coerced or intimidated or threatened in any way and that he signs this letter agreement knowingly and voluntarily.

22.           The invalidity or unenforceability of any particular provision of this letter agreement shall not affect the other provisions hereof and this letter agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

23.           This letter agreement is executed and delivered in, and shall be governed by, enforced and interpreted in accordance with the laws of, the Commonwealth of Kentucky.  The parties hereto agree that the federal or state courts located in Kentucky shall have the exclusive jurisdiction with regard to any litigation relating to this letter agreement and that venue shall be proper only in Jefferson County, Kentucky, the location of the principal office of the Company.

24.           All notices, requests, demands and other communications required or permitted to be given or made under this letter agreement, or any other agreement executed in connection therewith, shall be delivered in accordance with the terms of Section 10 of the Employment Agreement.

25.           The Company shall pay all legal fees and costs incurred by Employee in connection with the negotiation, preparation and execution of this letter agreement (subject to a maximum of $5,000).  The Company shall directly make payment to Employee’s legal counsel within 30 days after the Company’s receipt of applicable invoices.  This obligation of the Company will survive any termination of this letter agreement or Employee’s employment.

[Remainder of page intentionally blank – signatures begin on next page.]

If the foregoing accurately reflects your understanding of the agreement of the parties, please sign both originals of this letter agreement and return an original to the undersigned.

Sincerely,

/s/ Ralph G. Gronefeld, Jr.
December 7, 2008

Ralph G. Gronefeld, Jr.
President and Chief Executive Officer

I ACKNOWLEDGE AND REPRESENT TO THE COMPANY THAT I HAVE CAREFULLY READ THIS LETTER AGREEMENT.  I UNDERSTAND IT AND HAVE NO QUESTIONS

ABOUT WHAT IT MEANS.  I HAVE NOT BEEN FORCED OR INTIMIDATED IN ANY WAY TO SIGN IT, AND I AM KNOWINGLY AND VOLUNTARILY ENTERING INTO IT. I ACKNOWLEDGE THAT I HAVE CONSULTED WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT.

/s/ Vincent F. Doran
Vincent F. Doran

Dated:	November 22, 2008

EXHIBIT A

To Whom It May Concern:

I hereby resign as a director and/or officer of the corporations listed on the attached Schedule 1 effective January 7, 2009 (or such earlier date to the extent any resignation has been previously delivered).

Signed,

Vincent F. Doran
Dated:

SCHEDULE 1

Res-Care, Inc.

Alternative Youth Services, Inc.

Arbor E&T, LLC

Biscom Resource Management Limited

Employ-Ability Unlimited, Inc.

Franklin Career College Incorporated

Maatwerk Limited

Maatwerk Nederland B.V.

Maatwerk Support B.V.

Middle East Training LLC

ResCare DTS International, LLC

Res-Care Europe, Inc.

ResCare International, Inc.

ResCare Maatwerk B.V.

ResCare Netherlands B.V.

ResCare UK Limited

Stichting Administratiekantoor ResCare

(Maatwerk Foundation)

The Academy for Individual Excellence, Inc.

EXHIBIT B

Fixed Restricted Shares Subject to

Accelerated Vesting on Early Retirement Date or Retirement Date

Date Granted	Original Projected Vesting Date	Number of Shares
August 3, 2005	December 31, 2009	1,110
December 31, 2005	December 31, 2009	960
December 31, 2005	December 31, 2010	960
December 31, 2006	December 31, 2009	919
December 31, 2006	December 31, 2010	918
December 31, 2006	December 31, 2011	918
December 31, 2007	December 31, 2010	663
December 31, 2007	December 31, 2011	662
December 31, 2007	December 31, 2012	662
July 15, 2008	June 1, 2009	1,250
July 15, 2008	June 1, 2010	1,250
July 15, 2008	June 1, 2011	1,250
July 15, 2008	June 1, 2012	1,250

EXHIBIT C

Performance Restricted Shares

Subject to Possible Future Vesting

Date Granted	Original Projected Vesting Date	Number of Shares
August 3, 2005	March 15, 2009	2,219
August 3, 2005	March 15, 2010	2,220
December 31, 2005	March 15, 2009	1,919
December 31, 2005	March 15, 2010	1,919
December 31, 2005	March 15, 2011	1,919
December 31, 2006	March 15, 2010	1,837
December 31, 2006	March 15, 2011	1,836
December 31, 2006	March 15, 2012	1,836
December 31, 2007	March 15, 2011	1,325
December 31, 2007	March 15, 2012	1,325
December 31, 2007	March 15, 2013	1,325